As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-199960

Registration No. 333-212154

Registration No. 333-219607

Registration No. 333-225459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-199960

FORM S-8 REGISTRATION STATEMENT NO. 333-212154

FORM S-8 REGISTRATION STATEMENT NO. 333-219607

FORM S-8 REGISTRATION STATEMENT NO. 333-225459

UNDER

THE SECURITIES ACT OF 1933

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3403111
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1030 Sync Street, Morrisville, North Carolina	27560-5468
(Address of Principal Executive Officers)	(Zip Code)

INC Research Holdings, Inc. 2010 Equity Incentive Plan

INC Research Holdings, Inc. 2014 Equity Incentive Plan

INC Research Holdings, Inc. 2016 Employee Stock Purchase Plan

Double Eagle Parent, Inc. 2016 Omnibus Equity Incentive Plan

Syneos Health, Inc. 2016 Employee Stock Purchase Plan (as amended and restated)

Syneos Health, Inc. 2018 Equity Incentive Plan

(Full Title of the Plan)

Jonathan Olefson

General Counsel and Corporate Secretary

1030 Sync Street

Morrisville, North Carolina 27560

(Name and address of agent for service)

(919) 876-9300

(Telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Joshua Dubofsky

Javier Stark

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (No. 333-199960), filed with the Securities and Exchange Commission (“SEC”) on November 7, 2014.

•	Registration Statement on Form S-8 (No. 333-212154), filed with the SEC on June 21, 2016.

•	Registration Statement on Form S-8 (No. 333-219607), filed with the SEC on August 1, 2017.

•	Registration Statement on Form S-8 (No. 333-225459), filed with the SEC on June 6, 2018.

On September 28, 2023, pursuant to the Agreement and Plan of Merger, dated as of May 10, 2023, by and among Syneos Health, Inc., a Delaware corporation (the “Company”), Star Parent, Inc., a Delaware corporation (“Parent”) and Star Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities of the Company registered for sale under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on September 28, 2023.

SYNEOS HEALTH, INC.

By:	/s/ Jonathan Olefson
	Name:	Jonathan Olefson
	Title:	General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.